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                                                                     EXHIBIT 5.1

                           John G. Rebensdorf, P. C.
                             5919 BENT CREEK TRAIL
                              DALLAS, TEXAS  75252
                             TELEPHONE 972/407-0570
                            FACSIMILE   972/407-0797
                         E-MAIL:  JGRLAW@EARTHLINK.COM

                                 July __, 2001

Airtech International Group, Inc.
12561 Perimeter
Dallas, Texas 75228

Gentlemen:

     We have acted as counsel for Airtech International Group, Inc., a Wyoming corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with respect to the registration for the sale by certain selling stockholders named in the Registration Statement of 19,000,000 shares of Airtech's common stock, $0.05 par value (the "Shares"), as described in the Registration Statement.

     In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company, certificates of its officers and directors, and the appropriate public officials, as we have deemed necessary for purposes of the opinion expressed below.

     Based upon the foregoing, and having regard for such legal consideration as we have deemed relevant, we are of the opinion that the issuance of the Shares as described in the Registration Statement has been validly authorized and, upon issuance of the Shares as described in the Registration Statement, the Shares will be validly issued, fully paid and non assessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement.

                              Regards,


                              JOHN G. REBENSDORF, P. C.

                              By:
                                 --------------------------------
                                    John G. Rebensdorf, President

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